UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2009

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware Delaware	333-152514 333-125846	20-1764048 23-2872718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4716 Old Gettysburg Road, P.O. Box 2034 Mechanicsburg, PA	17055
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 972-1100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 6, 2009, during the third quarter earnings call of Select Medical Holdings Corporation (the “Company”), the Company’s Chief Financial Officer, in response to a question from an analyst, disclosed that the Company expects its Adjusted EBITDA for fiscal year 2010 to be approximately $360.0 million.

This Current Report on Form 8-K is being furnished solely to satisfy the requirements of Regulation FD and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Forward-Looking Statements

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:

•	additional changes in government reimbursement for our services may result in a reduction in net operating revenues, an increase in costs and a reduction in profitability;

•	the failure of our long term acute care hospitals, or LTCHs, to maintain their status as such may cause our net operating revenues and profitability to decline;

•	the failure of our facilities operated as “hospitals within hospitals,” or HIHs, to qualify as hospitals separate from their host hospitals may cause our net operating revenues and profitability to decline;

•	implementation of modifications to the admissions policies for our inpatient rehabilitation facilities, as required to achieve compliance with Medicare guidelines, may result in a loss of patient volume at these hospitals and, as a result, may reduce our future net operating revenues and profitability;

•	a government investigation or assertion that we have violated applicable regulations may result in sanctions or reputational harm and increased costs;

•	future acquisitions or joint ventures may prove difficult or unsuccessful, use significant resources or expose us to unforeseen liabilities;

•	private third-party payors for our services may undertake future cost containment initiatives that limit our future net operating revenues and profitability;

•	the failure to maintain established relationships with the physicians in our markets could reduce our net operating revenues and profitability;

•	shortages in qualified nurses or therapists could increase our operating costs significantly;

•	competition may limit our ability to grow and result in a decrease in our net operating revenues and profitability;

•	the loss of key members of our management team could significantly disrupt our operations;

•	the effect of claims asserted against us or lack of adequate available insurance could subject us to substantial uninsured liabilities;

•	the ability to obtain any necessary or desired waiver or amendment from our existing lenders may be difficult due to the current uncertainty in the credit markets; and

•	the inability to draw funds under our senior secured credit facility because of lender defaults.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

Date: November 6, 2009	By: /s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and Secretary